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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                         Date of Report (Date of earliest event reported): October 1, 2002

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
     (State or principal jurisdiction of          (Commission file                       (I.R.S. employer
       incorporation or organization)                  number)                          identification no.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Items 1 through 4 and 6 through 9 are not included because they are inapplicable.

This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based upon knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and its subsidiaries.  Edison International has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.  Other Events

Moody's Downgrade

On October 1, 2002, Moody's Investors Service downgraded the senior secured credit rating of Mission Energy
Holding Company to B3 from Ba2.  Mission Energy Holding Company is a wholly-owned indirect subsidiary of Edison
International.  Moody's also lowered its credit rating on Mission Energy Holding Company's wholly-owned subsidiary, Edison Mission Energy (senior unsecured debt to Ba3 from Baa3), and Edison Mission Energy's wholly-owned indirect subsidiary Edison Mission Midwest Holdings Co. (syndicated loan facility to Ba2 from
Baa2).  The ratings remain under review for possible further downgrade.  In addition, Moody's placed under review for possible downgrade the ratings of Edison Mission Energy's subsidiary Edison Mission Holdings Company (senior secured debt rated Baa3) and Brooklyn Navy Yard Cogeneration Partners, L.P. (senior secured debt rated Baa3), a partnership in which one of Edison Mission Energy's subsidiaries owns a 50% interest.

These ratings actions do not trigger any defaults or prepayment obligations under the credit facilities of the affected entities; however, the changed ratings will increase the borrowing costs under certain of those facilities.  Additionally, as a result of the ratings action affecting Edison Mission Midwest Holdings, distributions to Edison Mission Energy will no longer be permitted from Edison Mission Midwest Holdings and excess cash flow at Edison Mission Midwest Holdings will be deposited in a security account for the benefit of its creditors.

Moreover, as a result of these ratings actions, Edison Mission Energy could be required by market practice and contract to provide collateral for its domestic and United Kingdom trading activities.  It is anticipated that in the aggregate this will initially require less than $20 million.  Further, Edison Mission Energy may be required to accelerate or provide credit support for its equity contribution obligation in connection with its acquisition of a 50% interest in the CBK Power Co. Ltd. project in the Philippines.  The total amount of the equity obligation is $48.5 million and otherwise would have been contributed ratably over a period of approximately nine months.

Edison Mission Energy also anticipates that sales of power from its First Hydro, Homer City and Midwest
Generation projects may require additional credit support over the next twelve months, depending upon market conditions and the strategies adopted for the sale of this power.  The potential working capital support for this is currently projected to be between $100 million and $200 million from time to time over the next twelve months.

As of September 30, 2002, Edison Mission Energy had approximately $500 million of cash on hand and undrawn lines of credit.  Edison Mission Energy has revolving credit agreements totaling $487 million, under which $70 million in letters of credit are outstanding. Last month Edison Mission Energy extended a $275 million, 364-day tranche of this facility on an unsecured basis.  The remaining $212 million of the facility expires in September 2004.

Exelon Notification

On October 2, 2002, Exelon Generation notified Edison Mission Energy's subsidiary Midwest Generation of its exercise of its option to terminate the existing power purchase agreements during 2003 with respect to (a) 1,614 megawatts, or MW, of capacity and energy (out of a possible total of 2,698 MW subject to the option to terminate)
from the Collins Station, a natural gas and oil-fired electric generating station located in Grundy County, near
Morris, Illinois, and (b) 113 MW of capacity and energy (out of a possible total of 807 MW subject to the option to terminate) from the natural gas and oil-fired peaking units located in Illinois, in accordance with the terms of the applicable power purchase agreement related to these generating units. As a result, 1,614 MW of the capacity of the Collins Station and 113 MW of the capacity of the peaking units, will no longer be subject to a power purchase agreement with Exelon Generation after January 1, 2003.  This is in addition to 137 MW of the capacity of the peaking units for which Exelon Generation had previously exercised its option to terminate, effective as of January 1, 2002.

In light of the notification from Exelon, Edison Mission Energy is reviewing the competitiveness of the released units and will determine over the balance of this year whether any further changes in operations are appropriate for next year.  The notification received from Exelon Generation has no effect on its commitments to purchase capacity from these generating units for the balance of 2002.

Background
-----------

In December 1999, Midwest Generation completed a transaction with Commonwealth Edison, now a subsidiary of Exelon
Corporation, to acquire from Commonwealth Edison its fossil-fuel generating plants located in Illinois.  In connection with the transaction, Midwest Generation entered into three power purchase agreements with terms of up to five years expiring on December 31, 2004, pursuant to which Exelon Generation (another subsidiary of Exelon
Corporation and successor to Commonwealth Edison under these contracts) has the obligation to pay for and the right to purchase the capacity of and power generated by these plants.  One of these agreements relates to the
Collins Station and one of these agreements relates to the peaking units.  Under each of these agreements, Exelon
Generation has the option to terminate, exercisable not later than 90 days prior to January 1, 2003, the power purchase agreement for 2003 with respect to any of the generating units at the Collins Station and any of the peaking units, with any such generating unit for which the power purchase agreement is terminated being released after January 1, 2003 from the terms of the applicable power purchase agreement.  Exelon Generation has a similar option to terminate, exercisable not later than 90 days prior to January 1, 2004, the power purchase agreements for 2004 with respect to all or a portion of the generating units not previously terminated for 2003
(1,084 MW from the Collins Station and 694 MW from the peaking units).

The following table lists the generating units at the Collins Station and the peaking units as to which Exelon
Generation has not exercised its option to terminate for 2003, the generating units which, as of January 1, 2003, will, as a result of the exercise by Exelon Generation of its option to terminate, be released from the terms of the power purchase agreement, and the peaking units as to which Exelon Generation exercised its option to terminate effective as of January 1, 2002, along with related pricing information set forth in the power purchase agreement.

                           GENERATING UNITS AT THE COLLINS STATION AND THE PEAKING UNITS

                                Summer(1)                Non-Summer(1)
                              Capacity Charge          Capacity Charge            Energy Prices
                              ($ per MW Month)        ($ per MW Month)             ($/MWhr)
Generating Unit      Size     2003     2002             2003     2002            2003     2002
---------------      ----     ----     ----             ----     ----            ----     -----
Collins Unit 1       554      8,333   6,666             2,083    1,667            33       32
Collins Unit 2       554      (2)     6,666             (2)      1,667            (2)      32
Collins Unit 3       530      8,333   6,666             2,083    1,667            33       32
Collins Unit 4       530      (2)     6,666             (2)      1,667            (2)      32
Collins Unit 5       530      (2)     6,666             (2)      1,667            (2)      32
                     ---

Total Collins      2,698 MW
                   ========

Bloom                 44.7   (3)     (3)               (3)      (3)              (3)      (3)
Fisk                 163     9,500   7,600             1,500    1,200            90       85
Waukegan              92     (3)     (3)               (3)      (3)              (3)      (3)
Lombard 32            31.5   9,500   7,600             1,500    1,200            55       50
Lombard 33            32.4   (2)     7,600             (2)      1,200            (2)      50
Calumet 31            48.5   9,500   7,600             1,500    1,200            55       50
Calumet 33            37.7   (2)     7,600             (2)      1,200            (2)      50
Calumet 34            42.9   (2)     7,600             (2)      1,200            (2)      50
Crawford             120.9   9,500   7,600             1,500    1,200            55       50
Electric Junction    158.6   9,500   7,600             1,500    1,200            55       50
Joliet               101.1   9,500   7,600             1,500    1,200            55       50
Sabrooke              70.3   9,500   7,600             1,500    1,200            55       50
                    ------

Total Peaking Units  943.6 MW
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(1)    "Summer" months are June, July August and September, and "Non-Summer" months are the remaining months in the year.

(2)    Generating and peaking units for which Exelon Generation has exercised its right to terminate the power purchase agreement with respect thereto, and which are thus released from the terms of the power purchase agreement.  After January 1, 2003, the price for energy and capacity from these units will be based upon either the terms of new bilateral contracts or prices received from forward and spot market sales.

(3)    Peaking units for which Exelon Generation exercised its right to terminate the power purchase agreement effective as of January 1, 2002.  The price for energy and capacity from these units has since that date been based on the terms of bilateral contracts or prices received from forward and spot market sales.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                       EDISON INTERNATIONAL
                                                                            (Registrant)

                                                                     /s/KENNETH S. STEWART
                                                 -------------------------------------------------------------
                                                                       KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

OCTOBER 3, 2002